Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and executed as of the 30th day of April, 2020 (the “Amendment Effective Date”), by and between BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”).

RECITALS

WHEREAS, District and Lessee entered into that certain Lease Agreement dated March 6, 2019 (the “Lease”), a memorandum of which was recorded on March 6, 2019 in the Official Public Records of Cameron County, Texas, Volume 24178, Page 57 (the “Memo of Lease”) (capitalized terms defined therein having the same meaning when used herein).

WHEREAS, District and Lessee wish to amend the Lease and Memo of Lease on the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Definition of Effective Date. Section 1(b) of the Lease shall be deleted and replaced with the following language:

“The parties agree that this Lease shall not become effective unless and until Lessee or Lessee’s Affiliate makes a positive Final Investment Decision (“FID”) for the first Phase of the LNG Facility. Accordingly, this Lease and all rights and obligations hereunder shall become effective and the Primary Term shall commence on the date (“Effective Date”) indicated in the written notice submitted by Lessee to District, and countersigned by the District, substantially in the form of Exhibit G confirming that Lessee or Lessee’s Affiliate has made its FID for the first Phase of the LNG Facility (“Effective Date Notice”). The Effective Date shall be no later than May 6, 2021; provided that Lessee shall have the right, exercisable in its sole discretion if it has not yet been able to issue the Effective Date Notice, to extend the Effective Date to May 6, 2022 by providing District with written notice of its election no later than the close of business on May 5, 2021.”

2.      Failure to Issue Effective Date Notice by the Effective Date. Section 1(c) of the Lease shall be deleted and replaced with the following language:

“In the event that Lessee does not deliver its signed counterpart of the Effective Date Notice prior to the Effective Date (as such date may be extended as provided in Section 1(b)) for any reason, this Lease shall automatically terminate without any action by District and shall be of no further force or effect and the District shall be entitled to retain any amounts prepaid under the Ten-Acre Lease, the Option Agreement, and this Lease. Any extension of the Effective Date as provided in Section 1(b) above shall defer the Effective Date of the Primary Term to the actual date on which the Effective Date Notice is issued, and such extended period of time shall reduce the term of the Second Renewal Term (if applicable) on a day for day basis. During the period between the Amendment Execution Date and the Effective Date, Rent shall be payable in full and on a quarterly basis, as provided in Exhibit F of the Lease.”

3.     Amendment to Schedule 1 – Defined Terms: Schedule 1 to the Lease is amended by deleting the defined term “Outside Effective Date”.

4.     Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

5.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement.

6.     No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Lease and Memo of Lease remain in full force and effect and are ratified and confirmed by District and Lessee in all respects as of the date hereof.

7.     Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Lease and the Memo of Lease. This Amendment shall be binding upon and shall inure to the benefit of all parties hereto and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.

[Signature Pages Follows]

IN WITNESS WHEREOF, District and Lessee have caused this Amendment to be executed as of the Amendment Effective Date.

DISTRICT:

BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS

By: /s/ John Reed
Name: John Reed
Title: Chairman of the Board of Navigation and Canal Commissioners of the Brownsville Navigation District of Cameron County, Texas

Attest:

By: /s/ Ralph Cowen
Secretary

STATE OF TEXAS

COUNTY OF CAMERON

This instrument was acknowledged before me on the 1st day of May, 2020, by John Reed, in his capacity as Chairman of the Board of Navigation and Canal Commissioners of the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS.

/s/ Janie Velasquez
Notary Public in and for the State of Texas

(Official Seal)

LESSEE:

RIO GRANDE LNG, LLC

By: /s/ Ivan van der Walt
Name: Ivan van der Walt
Title: Vice President

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 24th day of April, 2020, by Ivan van der Walt in his capacity as a Vice President of RIO GRANDE LNG, LLC, a Texas limited liability company.

/s/ Jammy R. Bratlie
Notary Public in and for the State of Texas